Exhibit 10.10

VILLAGE BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated
Effective January 1, 2005

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE VI ADMINISTRATION		11
6.01	Committee as Administrator	11
6.02	Appointment of Advisors	11
6.03	Administrative Rules	11
6.04	Duties	11
6.05	Fees	12
ARTICLE VII CLAIMS PROCEDURE		13
7.01	Claims Procedure	13
7.02	Claims Review Procedure	13
ARTICLE VIII AMENDMENT AND TERMINATION		15
8.01	Amendment	15
8.02	Termination	15
ARTICLE IX MISCELLANEOUS PROVISIONS		16
9.01	Assignment and Alienation	16
9.02	Incapacity	16
9.03	Successors and Assigns	16
9.04	Limitation of Rights	16
9.05	No Funding of the Plan	17
9.06	Severability	17
9.07	Notification of Addresses	17
9.08	Receipt and Release for Payments	17
9.09	Headings	17
9.10	Indemnification	18
9.11	Tax Withholding	18
9.12	Responsibility for Legal Effect	18
9.13	Successors, Acquisitions, Mergers, Consolidations	18
9.14	Governing Law	18
9.15	Bonding	18
9.16	Usage	18
EXHIBIT A DESIGNATION OF BENEFICIARY		20
SCHEDULE A EMPLOYEES APPROVED FOR PLAN PARTICIPATION		21
SCHEDULE B SCHEDULE OF BENEFITS		22
SCHEDULE C PARTICIPATING EMPLOYERS		23

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE I
DEFINITIONS

Wherever used in the Plan, the following words and phrases shall have the meanings set forth below unless the context plainly requires a different meaning:

1.01           Administrator

Administrator means the person or persons described in Plan section 6.01.

1.02           Bank

Bank means Village Bank and any successor thereto.  The Bank is the sponsor of the Plan.

1.03           Benefit Commencement Date

Benefit Commencement Date means the first day of the month following a Participant’s Retirement or Termination of Employment.

1.04           Board

Board means the Board of Directors of the Bank.

1.05           Cause

Cause means (i) the failure of a Participant to perform his duties or comply with reasonable directions of the Board; (ii) the determination by the Board in the exercise of its reasonable judgment that the Participant has committed an act or acts constituting (1) a felony or other crime involving moral turpitude, dishonesty or theft, (2) dishonesty or disloyalty with respect to the Bank, or (3) fraud; or (iii) the Participant’s gross negligence in the performance of  his duties.

1.06           Change in Control

Change in Control means, after the Effective Date of this Plan, (i) any person, including a group as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,who  becomes the owner or beneficial owner of Bank securities having 50% or more of the combined voting power of the then outstanding Bank securities that may be cast for the election of the Bank’s directors other than a result of an issuance of securities initiated by the Bank, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank before

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

such events cease to constitute a majority of the Bank’s Board, or any successor’s board, within two years of the last of such transactions.  For purposes of this Plan, the date of a Change in Control is the date on which an event described in (i) or (ii) occurs.  If a Change in Control occurs on account of a series of transactions, the  date of the Change in  Control is the date of the last of such transactions.

1.07           Code

Code means the Internal Revenue Code of 1986, as amended from time to time.

1.08           Committee

Committee means the Personnel Committee appointed by the Board of Directors.

1.09           Disabled or Disability

Disabled or Disability means, the total and permanent incapacity of a Participant by reason of bodily injury, or physical or mental disease, to the extent that such incapacity prevents the Participant from performing his or her customary duties (or other comparable duties) with the Employer. Disability shall exclude, however, any incapacity contracted, suffered, or incurred as a result of war, whether declared or undeclared, or any act of war, as a result of service in the Armed Forces or Uniformed Services of the United States, or while the Participant was engaged in, or resulted from his having engaged in, a criminal enterprise.  The Disability of the Participant shall be determined by the Administrator, in its sole discretion, upon the basis of competent medical evidence and upon the advice of one (1) or more duly licensed physicians selected by the Administrator, or the Administrator concurs with a disability determination made by a competent professional presented to it.

1.10           Effective Date

Effective Date means October 20, 2003.  The Effective Date of the amended and restated Plan is January 1, 2005.

1.11           Eligible Employee

Eligible Employee means any officer or other key employee of the Employer as defined by resolution of the Committee and approved by the Board of Directors.

1.12           Employer

Employer means the Bank or a Participating Employer, as set forth in Schedule C.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

1.13           ERISA

ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.14           Named Fiduciary

Named Fiduciary means Village Bank.

1.15           Net Present Value

Net Present Value means the present value of a future stream of cash flow and/or lump sum due at some point in the future reduced by a discount rate equal to 100% of the Applicable Federal Rate (as defined in Code section 1274(d) and the Regulations thereunder).

1.16           Participant

Participant means an Eligible Employee who is participating in the Plan in accordance with Section 3.01, as shown on Schedule A, and has who not, for any reason, become ineligible to participate in the Plan.

1.17           Participating Employer

Participating Employer means any subsidiary or affiliate of the Bank that the Bank has approved for participation in the Plan and that otherwise has approved and adopted the Plan.

1.18           Period of Service or Service

Period of Service or Service means the period commencing with the Effective Date of this Plan or, if later, the date an Eligible Employee becomes a Participant in this Plan and ending on the Participant’s Termination of Employment or Retirement.  Each Participant’s required period of Service is described in Schedule B.

1.19           Plan

Plan means the Village Bank Supplemental Executive Retirement Plan.

1.20           Plan Year

Plan Year means the calendar year.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

1.21           Regulations or Treasury Regulations

Regulations or Treasury Regulations means the federal income tax regulations, as promulgated by the Secretary of the Treasury or its delegate (as amended from time to time).

1.22          Retirement

Retirement means a Participant’s termination of employment on or after the Participant has met his Service requirement described in Schedule B.

1.23          Supplemental Benefit

Supplemental Benefit means the benefit payable to a Participant pursuant to this Plan by reason of his termination of employment for any reason other than death.  For a Participant who has completed his Service requirements described in Schedule B, the Supplemental Benefit is the Fully Vested Benefit Amount described in Schedule B.  Except as otherwise provided herein, the Supplemental Benefit of a Participant who has not completed his Service requirement described in Schedule B shall be a portion of the Fully Vested Benefit Amount described in Schedule B determined in accordance with Plan section 4.02.

1.24          Termination of Employment

Termination of Employment means any termination of employment with the Employer prior to the Participant meeting his Service requirement described in Schedule B, excepting a leave of absence approved by the Employer.  Termination of Employment shall include a termination of employment as a result of a Participant’s Disability or a Change in Control, but shall exclude a termination of employment resulting from a Participant’s death.

1.25          Years of Service

Years of Service, for purposes of vesting, means the total number of whole years of a Participant’s Period of Service accrued on or after the Effective Date of this Plan or if later, the date an Eligible Employee becomes a Participant.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE II
GENERAL

2.01           Effective Date

The provisions of the Plan were originally effective October 20, 2003.  The Plan has been amended and restated effective January 1, 2005.  The rights, if any, of any person whose status as an employee of the Employer has terminated shall be determined pursuant to the Plan as in effect on the date such employee terminated, unless subsequently adopted provisions of the Plan are made specifically applicable to such person.

2.02           Purpose

The purpose of the Plan is to provide supplemental retirement income to a Participant.  The Plan is intended to be (and shall be construed and administered as) an employee pension benefit plan under the provisions of ERISA which is unfunded and is maintained by the Bank solely to provide retirement income to a select group of management or highly compensated employees.  Effective January 1, 2005, the Plan has been amended to comply with Code section 409A and all provisions of the Plan should be interpreted consistent with that intent.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.01           Eligibility

Eligibility for Plan participation shall be limited to those employees who otherwise constitute a select group of management and highly compensated employees of the Employer.  The Committee shall, with Board approval, designate whether and when an employee is eligible to participate in the Plan.

3.02           Participation

An Eligible Employee, once designated by the Committee and approved by the Board in writing to participate in the Plan, shall become a Participant 60 days following the date of his designation and approval by the Board (unless an earlier participation date for such Eligible Employee is specifically designated and approved) and shall be listed on Schedule A.  An Eligible Employee who becomes a Participant shall remain a Participant unless and until the Committee resolves that such employee is no longer eligible to participate in the Plan.  Any action to remove a previously Eligible Employee shall be effective as of the later of: (i) the date the action is taken, or (ii) the stated effective date of the action.  An employee whose participation in the Plan is revoked and terminated shall be provided only those benefits to which he otherwise is entitled, under the terms of Article IV, as to participation through his termination of participation.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE IV
SUPPLEMENTAL BENEFIT

4.01           Supplemental Benefit

Except as otherwise provided herein, each Participant shall be entitled to a Supplemental Benefit beginning after his Retirement pursuant to the Schedule of Benefits attached hereto in Schedule B.

4.02           Termination of Employment

The Supplemental Benefit of a Participant who has a Termination of Employment shall be determined by multiplying his Fully Vested Benefit Amount, provided in Schedule B, by a fraction in which the Participant’s total Years of Service (up to a maximum of his Service requirement) is the numerator and the Participant’s Service requirement, as provided in Schedule B, is the denominator.

4.03           Accelerated Vesting

(a)           Disability.  If a Participant experiences a Termination of Employment as a result of becoming Disabled, he/she will be deemed to have completed his Service requirement described in Schedule B.

(b)           Change in Control.  If a Participant experiences a Termination of Employment as a result of a Change in Control, he will be deemed to have completed his Service requirement described in Schedule B.  A Participant’s Termination of Employment shall be deemed to be the result of a Change in Control if the termination occurs within 12 months of the Change in Control, provided the Participant is not terminated for Cause, in which case, no accelerated vesting shall occur.

(c)           Attainment of Age 65.  The Administrator, in its sole discretion, may choose to treat a Participant who has experienced a Termination of Employment on or after attaining age 65 but prior to completing his Service requirement described in Schedule B as having completed his Service requirement.

4.04           Payment of Supplemental Benefit

(a)           Retirement.  A Participant's Supplemental Benefit shall be paid in a series of equal monthly payments for the period provided in Schedule B.  Unless otherwise provided in Schedule B, Supplemental Benefit payments shall commence on the first day of the month following the six-month anniversary of the Participant’s Retirement.

(b)           Termination of Employment.  Upon a Participant’s Termination of Employment, unless otherwise provided in Schedule B, payment of a Participant’s Supplemental Benefit shall

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

commence on the first day of the month following the six-month anniversary of the date the Participant would have completed his Service requirement had he/she remained employed.

4.05           General Limitations

Notwithstanding any provision of this Plan to the contrary, the Bank shall not pay any benefit under this Plan if such payment would result in the violation of any banking law, regulation or regulatory order.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE V
DEATH BENEFITS

5.01           Pre-Retirement Survivor Benefit

If an active Participant dies before completing his Service requirement, as provided in Schedule B (or a Participant dies after Retirement but before his Benefit Commencement Date), the deceased Participant shall be deemed to have completed his Service requirement and the Supplemental Benefit shall be payable to the Participant’s spouse.  If the Participant has no spouse or the spouse fails to survive the Participant, the Supplemental Benefit shall be paid to the Participant’s designated beneficiary in accordance with Plan section 5.04.  The spouse or other designated beneficiary shall be paid the Fully Vested Benefit Amount described in Schedule B beginning in a reasonable period of time, not to exceed six months from the date of death.

5.02           Post-Retirement Survivor Benefit

If a Participant dies after his Benefit Commencement Date, then the balance of any installments of his Supplemental Benefit shall be paid to his spouse over the remaining period.  If the Participant has no spouse or the spouse fails to survive the Participant, the balance of any installments shall be paid to the Participant’s designated beneficiary in accordance with Plan section 5.04.

5.03           Post-Termination Survivor Benefit

If a Participant dies after a Termination of Employment, then the Participant’s Supplemental Benefit (or balance of any installments thereof) shall be paid to his spouse.  If the Participant has no spouse or the spouse fails to survive the Participant, the Participant’s Supplemental Benefit (or balance of any installments thereof) shall be paid to the Participant’s designated beneficiary in accordance with Plan section 5.04.  The survivor benefit described in this Plan section 5.03 shall be paid in a series of equal monthly payments for the period (or remainder of the period) provided in Schedule B and shall commence on the first day of the month following the date that the Participant would have completed his Service requirement had he remained employed.

5.04           Beneficiary Designation

A Participant shall designate a primary and contingent beneficiary on the form furnished by the Bank (attached hereto as Exhibit A), which may be changed by the Participant from time to time by written notice to the Bank, and upon such change the rights of all previously designated beneficiaries to receive any benefits under this Plan shall cease.  If the Participant’s spouse fails to survive him and (i) the Participant has failed to make a beneficiary designation, (ii) no person designated as beneficiary is alive, (iii) no trust has been established, or (iv) no successor beneficiary has been designated who is alive, the beneficiary shall be the Participant’s surviving children, or if no children are alive, the Participant’s parent or parents, or if no parent is

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

alive, the legal representative of the deceased Participant’s estate.

5.05           Suicide

Notwithstanding anything to the contrary in this Plan, the benefits otherwise provided herein shall not be payable if the Participant’s death results from suicide, whether sane or insane, within two years and three months after the date of the Participant’s entry into this Plan.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE VI
ADMINISTRATION

6.01           Committee as Administrator

The Bank has appointed the Committee to administer the Plan.  Any action by the Committee shall be determined by a vote of a majority of its members.  Either the Chairman or the Secretary may produce or execute any certificate or other written action or direction on behalf of the Committee.  The Chairman or any two (2) members may call meetings.  A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business.  If any Participant in this Plan is a member of the Committee, he shall recuse him from voting on any Plan matter relating to his participation in the Plan.

6.02           Appointment of Advisors

The Administrator may appoint such legal counsel, consultants, accountants, record keepers, actuaries, auditors and other persons, as the Administrator deems necessary or appropriate for the proper administration of the Plan.

6.03           Administrative Rules

The Administrator may adopt such rules of procedure as it deems desirable for the conduct of its affairs, except to the extent that such rules conflict with the provisions of the Plan.

6.04           Duties

The Administrator shall have the following rights, powers and duties:

(a)           The decision of the Administrator in matters within its jurisdiction shall be final, binding and conclusive upon the Bank and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth.

(b)           The Administrator shall have the duty and authority to interpret and construe the provisions of the Plan, to decide any question that may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, to adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and to exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan.

(c)           The Administrator shall keep a record of any formal actions taken, and shall keep such other records and accounts as may be necessary for the proper administration of the Plan.  The Administrator shall be responsible for supplying such information and reports to the Internal Revenue Service, the U.S. Department of Labor and the Participants as required by law.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

(d)           The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants, and a copy of the Plan and other documents to be available at the principal office of the Bank for inspection by the Participants at reasonable times determined by the Administrator.

(e)           The Administrator shall periodically report to the Board, no less frequently than annually, with respect to the status of the Plan.

6.05           Fees

Notwithstanding any compensation arrangements entered into between the Bank and any Administrator member, no fee or compensation shall be paid to any person for service on the Committee with respect to the administration of the Plan.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE VII
CLAIMS PROCEDURE

7.01           Claims Procedure

 Claims for benefits under the Plan must be filed with the Administrator on forms supplied by the Bank.  Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed (45 days for disability retirement benefit claims), unless the Administrator determines that special circumstances require an extended review period.  For general claims under the Plan, the Administrator may take up to an additional 90 days to render a benefit determination, provided the claimant is notified in writing within the initial 90 days following the claim of the reason for the extension and the extended due date.  For disability retirement benefit claims, the Administrator may take an additional 30 days to render a benefit determination, provided the claimant is notified in writing within the initial 45 days following the claim of the reason for the extension and the extended due date.  Under special circumstances, the Administrator may extend the determination period for disability retirement benefits by an additional 30 days, provided the claimant is notified in writing within 75 days following the claim of the reason for the extension and the extended due date.  Under no circumstances will the determination period for disability retirement benefits exceed 105 days. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim shall be provided including an explanation of why any additional information may be required.  In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure. The notice will inform the claimant of the ability to bring a civil action under ERISA section 502(a) if the claim is subsequently denied on review.  If a claim for disability retirement benefits is denied in whole or in part based on an internal rule, guideline or protocol, the notice will advise the claimant that he may receive a copy of such rule free of charge upon request.

7.02           Claims Review Procedure

Any Employee, former Employee, or beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 7.01 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a written appeal of the claim denial.  Such appeal request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days (180 days for disability claims) after receipt of the written notification provided for in Plan section 7.01. The Administrator shall then conduct a review of the appeal request within the next 60 days (45 days for disability claims), during which the claimant may be represented by an attorney or any other representative of his choosing and during which the claimant shall have an opportunity to submit written comments, documents, records and other information relating to the claim which the Administrator will take into consideration regardless of whether such information was submitted or considered in the initial benefit determination.  During such review, as well as in the event of

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

an adverse benefit determination on review, the claimant or his representative shall have an opportunity to review all documents, records, and other information that are pertinent to the specific claim at issue.  A final decision on the claim shall be made by the Administrator within 60 days (45 days for disability claims) of receipt of the written appeal (unless there has been an extension of 60 days for retirement benefit claims (45 days for disability claims) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the initial benefit review period).  Such decision shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision references to the pertinent Plan provisions on which the decision is based.  Notwithstanding the foregoing, to the extent any of the time periods specified in this Plan section are amended by law or Department of Labor Regulation, then the time frames specified herein shall automatically be changed in accordance with such law or Regulation.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE VIII
AMENDMENT AND TERMINATION

8.01           Amendment

The Bank reserves the right to amend the Plan in any manner that it deems advisable by a resolution of the Board.  No amendment shall, without the consent of the Participant, affect the amount of the Participant's Supplemental Benefit at the time the amendment becomes effective or the right of the Participant to receive a Supplemental Benefit to which the Participant has become entitled in accordance with Article IV of the Plan.

8.02           Termination

The Bank reserves the right to terminate the Plan at any time by resolution of the Board.  No termination shall, without the consent of the Participant, affect the amount of the Participant’s Supplemental Benefit prior to the termination or the right of the Participant to receive a Supplemental Benefit to which the Participant has become entitled in accordance with Article IV of the Plan.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

ARTICLE IX
MISCELLANEOUS PROVISIONS

9.01           Assignment and Alienation

(a)           Subject to the exceptions provided below or as required by applicable law, no benefit that shall be payable hereunder to any person (including a Participant, spouse or designated beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assign, pledge, encumbrance, charge or attachment.  Subject to the exceptions provided below or as required by applicable law, any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or attach any benefit payable hereunder shall be void.  Subject to the exceptions provided below or as required by applicable law, no such benefit shall be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person.

(b)           Subsection (a) above shall not apply to any valid lien or offset imposed by the United States Internal Revenue Service in accordance with Code section 6331.

(c)           Subsection (a) above shall not apply to any valid lien or offset imposed by the Bank or Participating Employer with respect to a debt owed to the Bank or Participating Employer by the Participant, a spouse or designated beneficiary.

9.02           Incapacity

If the Administrator determines, or concurs with a determination by a competent professional presented to it, that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Administrator may cause the payments becoming due to such person to be made to another for his benefit.  Payments made pursuant to this Plan section shall, as to such payment, operate as a complete discharge of the Plan, the Bank and the Administrator.

9.03           Successors and Assigns

The provisions of the Plan are binding upon and inure to the benefit of the Bank, its respective successors and assigns, and the Participant and his beneficiaries, heirs, legal representatives, and assigns.

9.04           Limitation of Rights

This Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant or employee (or be deemed consideration or an inducement for the employment of any Participant or employee).  Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of any Employer or interfere with the right of any Employer to discharge any Participant or employee at any time, regardless of the effect that such discharge may have upon such Participant or employee under

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

this Plan.

9.05           No Funding of the Plan

Any liability of the Bank to any Participant with respect to any benefit payable hereunder shall be based solely upon any contractual obligation created under the Plan.  No obligation hereunder shall be deemed secured by any pledge or encumbrance upon any specific assets of the Bank.  No Participant shall have any rights under the Plan, other than those of a general, unsecured creditor of the Bank.  Any assets that may be segregated or otherwise identified by the Bank for the purpose of paying benefits under the Plan nevertheless remain general assets of the Bank (and subject to the claims of the general creditors of the Bank). The Bank may reserve (through a rabbi trust or similar arrangement) such funds as the Bank may determine is necessary to provide the benefits accrued under the Plan.  Any funds the Bank so reserved may be kept in cash, invested or reinvested.

9.06           Severability

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

9.07           Notification of Addresses

Each Participant shall file with the Administrator, from time to time, in writing, the post office address of the Participant, the post office address of each Beneficiary, and each change of post office address.  Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Participant or beneficiary as shown on the Bank's records) shall be binding on the Participant and each beneficiary for all purposes of the Plan and neither the Administrator nor any Bank shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

9.08           Receipt and Release for Payments

Any payment to a Participant, spouse or beneficiary, or his or her legal representative, guardian or committee, in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Committee or the Bank (either or whom may require such person, as a condition precedent to payment, to execute a receipt and release of the Committee and the Bank in a form determined by the Committee and the Bank).

9.09           Headings

The headings and subheadings of this Plan have been inserted for convenience of reference (and are to be ignored in any construction of the provisions hereof).

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

9.10           Indemnification

The Bank shall indemnify and hold harmless each person who may serve on the Committee from any and all claims, loss, damages, expenses (including attorney’s fees) and liability (including any amounts paid in settlement) arising from any act or omission of such person or persons, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such person.

9.11           Tax Withholding

The Bank shall withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code, the Social Security Act, as amended, or any federal, state or local income or employment tax provision; or otherwise, for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

9.12           Responsibility for Legal Effect

Neither the Administrator nor the Bank makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan.

9.13           Successors, Acquisitions, Mergers, Consolidations

The terms and conditions of the Plan inure to the benefit of, and bind, the Bank and the Participants, and their successors, assigns and personal representatives.

9.14           Governing Law

The Plan shall be subject to and construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by the provisions of ERISA.

9.15           Bonding

The Administrator and all agents and advisors employed by it shall not be required to be bonded, except as otherwise required by ERISA.

9.16           Usage

Except where otherwise indicated by the context, any masculine terminology used herein shall also include the feminine and vice versa, and the definition of any term herein in the singular shall also include the plural and vice versa.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

IN WITNESS WHEREOF, the Bank has caused this Plan to be executed by its duly authorized officer.

VILLAGE BANK

By

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

EXHIBIT A

DESIGNATION OF BENEFICIARY

Pursuant to the terms of the VILLAGE BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, I hereby designate the following beneficiary(ies) to receive any payment which may be due under such Plan after my death:

Primary Individual Beneficiary(ies):

Name                                                            Relationship                                                   %

Contingent Individual Beneficiary (ies):

Name                                                            Relationship                                                   %

This designation hereby revokes any prior designation which may have been in effect.

Date:     _________________

    _____________________________                   ______________________________
          Witness                                                                                               Participant Name

Acknowledged By:       __________________________

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

SCHEDULE A

EMPLOYEES APPROVED FOR PLAN PARTICIPATION

Eligible Employee	Functional Title	Date of Participation

Thomas W. Winfree	President and Chief Executive Officer	October 20, 2003
Jack M. Robeson	Senior Vice President, Lending	January 1, 2005
Raymond E. Sanders	Senior Vice President & COO	January 1, 2005
C. Harril Whitehurst, Jr.	Senior Vice President & CFO	January 1, 2005
Dennis J. Falk	Senior Vice President, Lending	July 1, 2006

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

SCHEDULE B

SCHEDULE OF BENEFITS

Eligible Employee	Date of Plan Participation	Fully Vested Benefit Amount, Payment Period and Benefit Commencement Date*	Service Requirement	Amount of Annual Supplemental Benefit Earned/ Year of Service
Thomas W. Winfree	October 20, 2003	$4,166.67/month for 180 months ($50,000/yr for 15 years), beginning 10 years from the Date of Plan Participation	6 years	$8,333.33
Jack M. Robeson	January 1, 2005	$2,083.33/month for 180 months ($25,000/yr for 15 years)	10 yrs	$2,500.00
Raymond E. Sanders	January 1, 2005	$2,083.33/month for 180 months ($25,000/yr for 15 years)	10 years	$2,500.00
C. Harril Whitehurst, Jr.	January 1, 2005	$2,083.33/month for 180 months ($25,000/yr for 15 years)	10 years	$2,500.00
Dennis J. Falk	July 1, 2006	$2,083.33/month for 180 months ($25,000/yr for 15 years)	10 years	$2,500.00

*  If no Benefit Commencement Date is indicated above for the Participant, then the Participant’s Benefit Commencement Date shall be determined in accordance with the definition of Benefit Commencement Date provided under Plan section 1.03.

VILLAGE BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Amended and Restated Effective January 1, 2005

SCHEDULE C

PARTICIPATING EMPLOYERS

1.           VILLAGE BANK